FIGS Releases Second Quarter 2026 Financial Results

Exceeded Top and Bottom Line Expectations
Grew Net Revenues 28.8%
Achieved Net Income Margin of 14.4% and Adjusted EBITDA Margin of 18.6%
Increasing Share Repurchase Authorization by $100 Million
Increasing Full Year 2026 Outlook
SANTA MONICA, Calif., August 6, 2026 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the global leading healthcare apparel brand dedicated to improving the lives of healthcare professionals, today released its second quarter 2026 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results/.

Second Quarter 2026 Financial Highlights

•Net revenues were $196.6 million, an increase of 28.8% year over year, primarily due to an increase in orders and higher average order value (“AOV”).(1)
•Scrubwear net revenues were $161.2 million, an increase of 26.5% year over year.
•Non-scrubwear net revenues were $35.4 million, an increase of 40.3% year over year.
•U.S. net revenues were $158.7 million, an increase of 22.2% year over year.
•International net revenues were $37.9 million, an increase of 67.0% year over year.
•Gross margin was 75.2%, an increase of 820 basis points year over year, primarily due to a 780 basis point positive impact from IEEPA tariff refunds recognized, favorable impacts from pricing and ongoing efficiency efforts, partially offset by higher tariffs.
•Operating expenses were $112.6 million, an increase of 21.9% year over year. As a percentage of net revenues, operating expenses decreased to 57.3% from 60.5% in the same period last year, primarily due to fixed cost leverage and lower stock-based compensation expense.
•Net income was $28.4 million, or $0.15 in diluted earnings per share, compared to net income of $7.1 million, or $0.04 in diluted earnings per share, in the same period last year.
•Net income margin(2) was 14.4%, as compared to 4.7% in the same period last year.
•Adjusted EBITDA(3) was $36.6 million, an increase of $16.9 million year over year. Our Adjusted EBITDA results reflect the exclusion of $7.9 million in refunds recognized for IEEPA tariffs incurred on goods sold in the prior fiscal year.
•Adjusted EBITDA margin(2)(3) was 18.6%, as compared to 12.9% in the same period last year.

“FIGS’ exceptional Q2 performance was powered by strong, ongoing traction across the business, with outperformance on both the top and bottom lines," said Trina Spear, Chief Executive Officer and Co-Founder. "We delivered our third straight quarter of 25%-plus net revenues growth, our net revenues per active customer exceeded COVID-era highs, and our adjusted EBITDA margin grew significantly to 18.6%. Most notably, our success did not just come from one area of the business, but instead was broad-based across categories, geographies and channels. Looking forward, the unique combination of our product innovation engine and our ability to connect with our community is creating long-lasting impact for healthcare professionals. And given that we are still only serving a tiny percentage of the world’s healthcare professionals, we believe we are just getting started.”

Key Operating Metrics

•Active customers(1) as of June 30, 2026 increased 13.2% year over year to 3.1 million.
•Net revenues per active customer(1) was $229, an increase of 10.1% year over year.
•AOV(1) was $127, an increase of 8.5% year over year, primarily driven by higher average unit retail due to pricing and favorable product mix.

Increase to Share Repurchase Authorization

As of June 30, 2026, the Company had approximately $19.2 million available for future repurchases under the Company’s ongoing share repurchase program for its outstanding Class A common stock. On August 6, 2026, the Company’s Board of Directors authorized a $100.0 million increase to the share repurchase program.

Under the program, the Company may repurchase shares in the open market, through privately negotiated transactions, by entering into structured repurchase agreements with third parties, by making block purchases, entering into derivatives contracts and/or pursuant to Rule 10b5-1 trading plans, subject to market conditions, applicable securities laws and other legal requirements and relevant factors. The Company is not obligated to repurchase any specific number of shares and the program may be modified, suspended or terminated at any time, without prior notice. The timing, manner, price and amount of any repurchases has been and will be determined at the Company’s discretion, subject to business, economic and market conditions and other factors. The share repurchase program has no expiration date.

Full Year 2026 Financial Outlook

Net Revenues growth vs. 2025	up approximately 20%

Adjusted EBITDA Margin(2)(4)	14.8% to 15.0%

Sarah Oughtred, Chief Financial Officer, commented, “We are once again demonstrating the power of our business model to combine growth and profitability. In Q2, our topline strength continued with growth of 28.8%. Concurrently, we grew our adjusted EBITDA margin to 18.6%, driven by strong overall expense leverage and ongoing efficiency efforts, and excluding the benefit of IEEPA tariff refunds related to the prior year period. Due to the clear momentum in our business, we are not only passing through the upside of our Q2 results, we are also layering in increased expectations for the second half of the year. Moreover, as we look to align this growing confidence with shareholder returns, we are pleased to announce a $100 million increase to our ongoing share repurchase program. FIGS has a unique opportunity ahead and we are relentlessly focused on continuing to deliver for healthcare professionals and shareholders alike.”

(1) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Key Operating Metrics” below for information regarding how the Company calculates its key operational and business metrics and for comparisons of active customers, net revenues per active customer and average order value to the prior year period.
(2) “Net income margin” and “adjusted EBITDA margin” are calculated by dividing net income and adjusted EBITDA by net revenues, respectively.
(3) “Adjusted EBITDA” and “adjusted EBITDA margin” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(4) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”

Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-585-542-9983 (US) or 1-833-461-5787 (International) and the conference ID 790444536. The call is also accessible via webcast at ir.wearfigs.com. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com until August 6, 2027.

Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company uses “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company uses “free cash flow” as a useful supplemental measure of liquidity and as an additional basis for assessing its ability to generate cash. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income, net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; expenses related to non-ordinary course disputes; and refunds recognized for IEEPA tariffs incurred on goods sold in the prior fiscal year. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues. The Company calculates “free cash flow” as net cash (used in) provided by operating activities reduced by capital expenditures, including purchases of property and equipment and capitalized software development costs.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”

The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company believes the number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes its relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories, price points and international markets, average order value may fluctuate.

Active customers as of June 30, 2026 and 2025, respectively, net revenues per active customer as of June 30, 2026 and 2025, respectively, and average order value for the three and six months ended June 30, 2026 and 2025, respectively, are presented below under the heading “Key Operating Metrics.”

About FIGS

FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products that feature an unmatched combination of comfort, durability, function, and style. We share stories about healthcare professionals’ experiences in ways that inspire them. We build meaningful connections within the healthcare community that we created. Above all, we seek to make an impact for our community, including by advocating for them and always having their backs.

We serve healthcare professionals both in the U.S. and internationally. We also serve healthcare institutions through our TEAMS platform.

Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s belief that the unique combination of its product innovation engine and ability to connect with its community is creating long-lasting impact for healthcare professionals; the Company’s belief in its ability to serve the world’s healthcare professionals; the Company’s share repurchase program; the Company’s belief in the momentum of its business and expectations for the second half of 2026; the Company’s focus on delivering for healthcare professionals and shareholders; and the information under the section titled “Full Year 2026 Financial Outlook,” such as the Company’s outlook as to net revenues growth and adjusted EBITDA margin for the full year ending December 31, 2026; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the Company’s ability to maintain its historical growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s fulfillment operations; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the impact of macroeconomic trends on the Company’s operations; the Company’s reliance on a limited number of third-party suppliers; the impact of global trade policy on the Company’s ability to source and distribute its products; the fluctuating costs of raw materials; the Company’s ability to execute on its B2B growth strategy; the Company’s ability to execute on its retail growth strategy; the Company’s failure to protect proprietary, confidential or sensitive information or personal customer data or risks of cyberattacks; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 to be filed with the Securities and Exchange Commission (“SEC”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026, and the

Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	June 30, 2026	December 31, 2025
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$108,539	$81,985
Short-term investments	187,750	218,863
Accounts receivable	23,293	6,271
Inventory, net	119,557	127,966
Prepaid expenses and other current assets	13,787	12,200
Total current assets	452,926	447,285
Non-current assets
Property and equipment, net	33,396	33,938
Operating lease right-of-use assets	53,976	57,134
Deferred tax assets	12,175	12,187
Investment in equity securities	27,735	27,735
Other assets	2,469	1,717
Total non-current assets	129,751	132,711
Total assets	$582,677	$579,996
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9,064	$18,187
Operating lease liabilities	9,003	8,175
Accrued expenses	39,529	20,529
Accrued compensation and benefits	10,541	17,194
Sales tax payable	3,911	4,266
Gift card liability	12,496	12,117
Deferred revenue	1,736	3,990
Returns reserve	4,081	4,171
Income tax payable	1,022	1,894
Total current liabilities	91,383	90,523
Non-current liabilities
Operating lease liabilities, non-current	48,665	51,829
Other non-current liabilities	264	182
Total liabilities	140,312	142,534
Commitments and contingencies
Stockholders’ equity
Class A common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 157,478,752 and 157,559,556 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	16	16
Class B common stock — par value $0.0001 per share, 150,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 8,283,641 shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of June 30, 2026 and December 31, 2025; zero shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	309,198	338,526
Accumulated other comprehensive income (loss)	(240)	196
Retained earnings	133,391	98,724
Total stockholders’ equity	442,365	437,462
Total liabilities and stockholders’ equity	$582,677	$579,996

FIGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Net revenues	$196,619	$152,640	$356,521	$277,541
Cost of goods sold	48,764	50,394	100,368	90,836
Gross profit	147,855	102,246	256,153	186,705
Operating expenses
Selling	43,702	34,433	80,141	67,111
Marketing	28,511	23,151	58,004	41,307
General and administrative	40,380	34,747	78,263	68,583
Total operating expenses	112,593	92,331	216,408	177,001
Net income from operations	35,262	9,915	39,745	9,704
Other income, net
Interest income	2,145	2,119	4,384	4,195
Other expense	(526)	(3)	(803)	(4)
Total other income, net	1,619	2,116	3,581	4,191
Net income before provision for income taxes	36,881	12,031	43,326	13,895
Provision for income taxes	8,502	4,932	8,659	6,898
Net income	$28,379	$7,099	$34,667	$6,997
Earnings attributable to Class A and Class B common stockholders
Basic earnings per share	$0.17	$0.04	$0.21	$0.04
Diluted earnings per share	$0.15	$0.04	$0.18	$0.04
Weighted-average shares outstanding—basic	166,467,633	162,683,329	166,463,880	162,575,259
Weighted-average shares outstanding—diluted	195,139,642	172,929,960	195,614,990	173,517,269

FIGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$34,667	$6,997
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	5,782	4,152
Deferred income taxes	12	102
Non-cash operating lease cost	4,959	4,805
Stock-based compensation	12,181	14,856
Accretion of discount and accrued interest on available-for-sale securities	(329)	(2,089)
Realized gains on available-for-sale securities	(45)	—
Issuance of Class A Common Stock in exchange for services	238	—
Changes in operating assets and liabilities:
Accounts receivable	(17,022)	(386)
Inventory	8,409	(19,769)
Prepaid expenses and other current assets	(1,587)	3,149
Other assets	478	243
Accounts payable	(9,190)	9,536
Accrued expenses	19,000	(19,582)
Accrued compensation and benefits	(6,653)	1,690
Sales tax payable	(355)	(203)
Gift card liability	379	419
Deferred revenue	(2,254)	(1,616)
Returns reserve	(90)	(871)
Income tax payable	(872)	308
Operating lease liabilities	(4,137)	(4,936)
Other non-current liabilities	82	—
Net cash (used in) provided by operating activities	43,653	(3,195)
Cash flows from investing activities:
Purchases of property and equipment	(5,026)	(2,399)
Purchases of available-for-sale securities	(170,734)	(136,598)
Maturities and sales of available-for-sale securities	201,861	110,100
Other investing activities	(1,377)	(201)
Net cash (used in) provided by investing activities	24,724	(29,098)
Cash flows from financing activities:
Repurchases of Class A Common Stock	(32,819)	(2,688)
Proceeds from stock option exercises and employee stock purchases	830	185
Payments for taxes related to net share settlement of equity awards	(9,758)	—
Net cash used in financing activities	(41,747)	(2,503)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(76)	—
Net increase (decrease) in cash and cash equivalents	26,554	(34,796)
Cash and cash equivalents, beginning of period	$81,985	$85,645
Cash and cash equivalents, end of period	$108,539	$50,849

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of adjusted EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(in thousands)		(in thousands)
Net income	$28,379	$7,099	$34,667	$6,997
Add (deduct):
Other income, net	(1,619)	(2,116)	(3,581)	(4,191)
Provision for income taxes	8,502	4,932	8,659	6,898
Depreciation and amortization expense(1)	2,371	2,153	5,782	4,152
Stock-based compensation and related expense(2)	6,852	7,659	12,840	15,046
IEEPA tariff refund(3)	(7,899)	—	(7,899)	—
Adjusted EBITDA(4)	$36,586	$19,727	$50,468	$28,902

Net revenues	$196,619	$152,640	$356,521	$277,541
Net income margin(5)	14.4%	4.7%	9.7%	2.5%
Adjusted EBITDA Margin	18.6%	12.9%	14.2%	10.4%
(1) Excludes amortization of debt issuance costs included in “Other income, net.”
(2) Includes stock-based compensation expense, payroll taxes, and costs related to equity award activity.
(3) Consists of refunds recognized for IEEPA tariffs incurred on goods sold in the year ended December 31, 2025.
(4) For the six months ended June 30, 2025, reflects $171,000 of stock-based compensation expense and payroll taxes inadvertently not reflected in our previously disclosed Adjusted EBITDA results for the three months ended March 31, 2025.
(5) Net income margin represents net income as a percentage of net revenues.

The following table presents a reconciliation of free cash flow to net cash (used in) provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Six months ended June 30,
	2026	2025
	(in thousands)
Net cash (used in) provided by operating activities	$43,653	$(3,195)
Less: capital expenditures	(5,026)	(2,399)
Free cash flow	$38,627	$(5,594)

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of June 30, 2026 and 2025, respectively, net revenues per active customer as of June 30, 2026 and 2025, respectively, and average order value for the three and six months ended June 30, 2026 and 2025, respectively, are presented in the following tables:

	As of June 30,
	2026	2025
	(in thousands)
Active customers	3,097	2,736

	As of June 30,
	2026	2025
Net revenues per active customer	$229	$208

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Average order value	$127	$117	$125	$118

FIGS, INC.
DISAGGREGATED NET REVENUES
(In thousands, except percentages)
(Unaudited)

The following table presents the disaggregation of the Company’s net revenues for the three and six months ended June 30, 2026 and June 30, 2025:

	Three months ended June 30,		Change	Six months ended June 30,		Change
	2026	2025	%	2026	2025	%
By geography:
United States	$158,734	$129,948	22.2%	$290,327	$235,967	23.0%
Rest of the world	37,885	22,692	67.0%	66,194	41,574	59.2%
	$196,619	$152,640	28.8%	$356,521	$277,541	28.5%
By product:
Scrubwear	$161,228	$127,415	26.5%	$287,871	$226,984	26.8%
Non-Scrubwear	35,391	25,225	40.3%	68,650	50,557	35.8%
	$196,619	$152,640	28.8%	$356,521	$277,541	28.5%

Contacts

Investors:
Tom Shaw
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com